UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
PayPal Holdings, Inc., (the “Company”) held its Annual Meeting of Stockholders on May 24, 2017 (the “2017 Annual Meeting”). At the 2017 Annual Meeting, upon the recommendation of the Company’s Board of Directors, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), to increase the number of stockholders who may aggregate their holdings, for purposes of proxy access, to reach the 3% minimum ownership requirement from 15 to 20.

As a result, the Company filed a certificate of amendment of the Charter (the “Certificate of Amendment”) incorporating such amendment with the Secretary of State of the State of Delaware on May 24, 2017. The Certificate of Amendment became effective upon filing.

A copy of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware on May 24, 2017 is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting, the Company’s stockholders voted on the following proposals and cast their votes as described below.

Proposal 1 - Election of Directors. Each of the nine director nominees proposed by the Company was elected to serve until the Company's 2018 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified.

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Wences Casares	951,544,508	2,676,348	548,886	96,530,358
Jonathan Christodoro	870,281,073	83,942,625	546,044	96,530,358
John J. Donahoe	857,549,086	95,043,382	2,177,274	96,530,358
David W. Dorman	940,590,349	13,648,179	531,214	96,530,358
Belinda J. Johnson	951,812,133	2,455,244	502,365	96,530,358
Gail J. McGovern	941,106,823	13,159,175	503,744	96,530,358
David M. Moffett	950,984,015	3,248,941	536,786	96,530,358
Daniel H. Schulman	936,213,942	18,036,650	519,150	96,530,358
Frank D. Yeary	951,607,691	2,627,193	534,858	96,530,358

Proposal 2 - Advisory Vote on Executive Compensation. The Company's stockholders approved the advisory vote on the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstensions	Broker Non-Votes
917,932,835	35,311,275	1,525,632	96,530,358

Proposal 3 - Amendment to the Charter. The Company's stockholders approved the amendment to the Charter regarding proxy access.

Votes For	Votes Against	Abstensions	Broker Non-Votes
949,811,257	3,555,176	1,403,309	96,530,358

Proposal 4 - Ratification of Independent Auditors. The Company's stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for its fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstensions
1,046,665,549	3,776,172	858,379

Proposal 5 - Stockholder Proposal Regarding Stockholder Action by Written Consent Without a Meeting. The Company's stockholders did not approve the stockholder proposal regarding stockholder action by written consent without a meeting.

Votes For	Votes Against	Abstensions	Broker Non-Votes
344,068,105	607,517,579	3,184,058	96,530,358

Proposal 6 - Stockholder Proposal Regarding a Sustainability Report. The stockholder proponent withdrew this proposal prior to the 2017 Annual Meeting; accordingly, it was not submitted to a vote at the 2017 Annual Meeting.

Proposal 7 - Stockholder Proposal Regarding a “Net-Zero” Greenhouse Gas Emissions Report. The Company's stockholders did not approve the stockholder proposal regarding a “net-zero” greenhouse gas emissions report.

Votes For	Votes Against	Abstensions	Broker Non-Votes
218,275,913	696,643,397	39,850,432	96,530,358

Item 9.01. Financial Statements and Exhibits

Exhibit Number    Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of
PayPal Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: May 25, 2017	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary

INDEX TO EXHIBITS

Exhibit Number    Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of
PayPal Holdings, Inc.